JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated: April 25 2018

POINT72 ASSET MANAGEMENT, L.P.

By: /s/ Jason M. Colombo
Name:  Jason M. Colombo
Title:  Authorized Person

POINT72 CAPITAL ADVISORS, INC.

By: /s/ Jason M. Colombo
Name: Jason M. Colombo
Title: Authorized Person

COHEN PRIVATE VENTURES, LLC

By: /s/ Kevin J. O’Connor
Name: Kevin J. O’Connor
Title: Authorized Person

STEVEN A. COHEN

By: /s/ Jason M. Colombo
Name:  Jason M. Colombo
Title:  Authorized Person